SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                              WCI Communities, Inc.
                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                                Icahn Onshore LP
                                CCI Onshore Corp.
                          Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                       Icahn Partners Master Fund III L.P.
                                Icahn Offshore LP
                               CCI Offshore Corp.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                  Carl C. Icahn
                                 David Schechter
                                Jonathan R. Macey
                                Peter C. Clapman
                             Auguste E. Rimpel, Jr.
                                  Howard Lorber
                                Michael L. Ashner
                                Jerome M. Becker
                                   Sumner Baye
                               Hugh F. Culverhouse
                                Keith A. Meister
                               Vincent J. Intrieri
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

     On May 21, 2007, Carl Icahn announced the expiration of the tender offer by certain of his affiliates to purchase (i) any and all outstanding shares of common stock, par value $0.01 per share, of WCI Communities, Inc., a Delaware corporation ("WCI"); and (ii) the associated rights to purchase certain preferred stock issued under the Rights Agreement, dated as of January 30, 2007, between WCI and Computershare Trust Company, N.A., as Rights Agent, as amended, at a price of $22.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 23, 2007, as amended by the Supplement to Offer to Purchase, dated May 11, 2007, and the Supplement No. 2 to Offer to Purchase, dated May 17, 2007, and in the related Letter of Transmittal, dated March 23, 2007, including the Instructions thereto, as it may be supplemented or amended from time to time. The press release issued on May 21, 2007 in connection therewith refers to a possible proxy or consent solicitation by the persons filing this Schedule 14A. Such press release is filed as Exhibit (a)(5)(ii) hereto and is incorporated herein by reference.

Item 12. Exhibits

Exhibit       Description
-----------   ------------------------------------------------------------------
(a)(5)(ii)    Press Release, dated May 21, 2007, announcing expiration of the tender  offer (filed herewith)


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF WCI COMMUNITIES, INC. FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF WCI COMMUNITIES, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2007.